Exhibit 10.9

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (“Agreement”) is made and entered into effective as of December 2, 2016 by FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation, D&D OF MINNESOTA, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation, and LAKE & HENNEPIN BBQ & BLUES, INC., a Minnesota corporation (collectively, “Pledgors”) and VENTURE BANK, a Minnesota banking corporation, its endorsees, successors and assigns (“Secured Party”).

RECITALS:

A. Secured Party has agreed to make two separate loans to Borrower in the aggregate principal amount of seven million three hundred thousand and no/100 dollars ($7,300,000.00), one in the principal amount of six million three hundred thousand and no/100 dollars ($6,300,000.00) (“Loan 2”) and the other in the principal amount of one million and no/100 dollars ($1,000,000.00) (“Loan 3”) in accordance with a loan agreement between Pledgors and Secured Party that is dated of even date herewith (“Loan Agreement”). Both Loan 2 and Loan 3 are governed by this Agreement and collectively and individually defined as the “Loan” under this Agreement.

B. To evidence the Loan, the Pledgors are executing and delivering to the Secured Party two promissory notes of even date herewith in the amount of the Loan (collectively, the “Note”).

C. As security for repayment of the Loan, Pledgors are executing and delivering this Agreement to Secured Party.

D. The Loan Agreement, Note, and any other documents related to the Loan are collectively referred to as the “Loan Documents.”

NOW, THEREFORE, in consideration of making the loan and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1. Pledge and Security Interest. To secure payment and performance of the Obligations (as defined below), Pledgors pledge to Secured Party and grants to Secured Party a security interest (“Security Interest”) in, and assigns to Secured Party, the following property (“Collateral”):

The following certificates of deposit (collectively, the “Certificate of Deposit”) issued or to be issued by Secured Party (or any other account with Secured Party that funds in the certificate of deposit are deposited) in favor of Pledgors:

CD Number	Amount
#6478	$350,000.00
#6479	$200,000.00
#6480	$135,000.00
#6481	$120,000.00
#6482	$140,000.00
Total pledged	$945,000.00

together with any other documents related to the Certificate of Deposit, whether certificated or uncertificated, including any instrument evidencing the Certificate of Deposit, and all funds deposited in the Certificate of Deposit account, whether an initial deposit or an additional deposit made thereafter, together with all interest accrued, together with all additions, replacements, renewals, modifications or substitutions of any kind to the Certificate of Deposit; and

All products and proceeds of the foregoing.

Section 2. Obligations Secured. This Agreement secures the following (the “Obligations”):

All debts, liabilities and obligations of Pledgors under the Loan Documents, whether now existing or hereafter arising, including, but not limited to, all principal, interest and other charges, fees, expenses and amounts and all amendments, extensions, renewals and replacements of the Loan Documents; and

All debts, liabilities and obligations of every type and description which Pledgors may owe to Secured Party, including but not limited to, all principal, interest and other charges, fees, expenses and amounts, and all notes, guaranties, agreements and other writings in favor of Secured Party, whether now existing or hereafter arising, direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, independent, joint, several or joint and several; and

All advances, fees, charges, costs and expenses incurred by the Secured Party including, but not limited to, audit fees and expenses and reasonable attorneys’ fees, legal expenses and interest, in connection with the Obligations, Security Interest, Collateral or in the protection and exercise of any rights or remedies under this Agreement or the Loan Documents.

Section 3. Representations, Warranties and Agreements. Pledgor represents and warrants to Secured Party and agrees as follows:

3.1 Each Borrower is a corporation duly organized and in good standing under the laws of the State of Minnesota and has the power to enter into and has authorized execution and delivery of this Agreement. No Pledgor has used any trade name, assumed name or other name except such Pledgor’s name stated above. Pledgors shall not change their state of incorporation without the Secured Party’s prior written consent. Pledgors shall give Secured Party prior written notice of any change in such address or Pledgors’ name(s) or if Pledgors use any other name. Pledgors have authority to execute and perform this Agreement.

3.2 Except as set forth in any existing or future agreement executed by Secured Party, Pledgors are the owner of the Collateral, or will be the owner of the Collateral hereafter acquired, free and clear of all security interests, liens, encumbrances and restrictions, except this Security Interest, any restrictive legend appearing on any instrument constituting Collateral, and any other security interest of Secured Party. Pledgors shall not permit any security interest, lien, encumbrance or restriction, other than the Security Interest and any other security interest of Secured Party, to attach to any Collateral without the prior written consent of Secured Party. Pledgors shall defend the Collateral against the claims and demands of all persons and entities other than Secured Party and shall promptly pay all taxes, assessments and other government charges upon or against Pledgors, any Collateral, and the Security Interest. No other person or entity has control of the Collateral or any certificates representing or evidencing the Collateral and no financing statement covering any Collateral is on file in any public office.

3.3 Pledgors will not sell, transfer, exchange or otherwise dispose of all or any part of the Collateral or Pledgors’ interest in the Collateral without the prior written consent of Secured Party.

3.4 At any time, upon request by Secured Party, Pledgors will deliver to Secured Party all notices, financial statements, reports or other communications received by Pledgors as an owner or holder of the Collateral.

3.5 Upon execution of this Agreement, Pledgors will deliver to Secured Party all certificates representing or evidencing the Collateral and the Secured Party may hold these certificates and the Collateral until payment in full of the Obligations.

3.6 Pledgors shall, at Secured Party’s request, promptly execute, endorse and deliver financing statements, consents, control agreements and other instruments and documents and take such other actions deemed by Secured Party to be necessary or desirable to establish, protect, perfect or enforce the security interest in the Collateral and the rights of Secured Party under this Agreement and applicable law, and pay all costs of filing financing statement and other writings in all public offices where filing is deemed by Secured Party to be necessary or desirable.

3.7 Pledgors authorize Secured Party to file all of Secured Party’s financing statements and amendments to financing statements, and all terminations of the filings of other secured parties, all with respect to the Collateral, in such form and substance as Secured Party, in its sole discretion, may determine.

Section 4. Rights of Secured Party. At any time after an Event of Default (as defined below), Secured Party may, and at the request of Secured Party, Pledgors shall, without notice or demand of any kind: (a) notify the obligor or issuer of any Collateral that the Collateral has been assigned to Secured Party and direct such obligor or issuer to make all future payments to

Secured Party of any amounts due or distributable thereon; (b) in Pledgors’ name or Secured Party’s name enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral; (c) receive all proceeds of the Collateral; (d) hold any increase or profits received from the Collateral as additional security for the Obligations, except that any money received from the Collateral shall, at Secured Party’s option, be applied in reduction of the Obligations, in such order of application as Secured Party may determine, or be remitted to Pledgors; and (e) exercise all voting rights with respect to the Collateral and the right to receive all dividends and distributions on the Collateral.

Section 5. Limited Power of Attorney. Upon the occurrence of an Event of Default (as defined below), Pledgors irrevocably authorize Secured Party and grants Secured Party a limited power of attorney in the name and on behalf of Pledgors or, at Secured Party’s option, in the name of Secured Party, to take any action and to execute any instrument which Secured Party may deem necessary or desirable to cure or correct the Event of Default or accomplish the purposes of this Agreement, including, but not limited to: to collect, receive, endorse, create, prepare, complete, execute, deliver and file any and all financing statements, control agreements, insurance applications, remittances, instruments, documents, chattel paper and other writings; to grant any extension to, compromise, settle, waive, notify, amend, adjust, change and release any obligation of any account debtor, issuer, obligor, insurer or other person or entity pertaining to any Collateral; to demand termination of other security interests in any of the Collateral; and to take any other action to establish, perfect, protect or enforce the Security Interest.

Section 6. Events of Default. The occurrence of any of the following events shall constitute an event of default (“Event of Default”): any Event of Default as defined in the Loan Agreement.

Section 7. Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may exercise any one or more of the following rights or remedies: (a) declare all Obligations to be immediately due and payable in full, and the same shall thereupon be immediately due and payable in full, without presentment or other notice or demand, all of which are waived by Pledgors; (b) transfer any of the Collateral into Secured Party’s name or that of its nominee and exercise all voting and other rights as a holder of the Collateral; and (c) exercise and enforce any and all rights and remedies available upon default under this Agreement, the UCC, and any other applicable agreements and laws, including, but not limited to, the right to offer and sell the Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933. If notice to Pledgors of any intended disposition of the Collateral or other action is required, such notice shall be deemed reasonable if given at least ten (10) days prior to the date of intended disposition or other action. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly, concurrently or successively at Secured Party’s option, and the exercise or enforcement of any such right or remedy shall not be a condition to or bar the exercise or enforcement of any other.

Section 8. Consent to Jurisdiction. Pledgors consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, the Collateral, the Security Interest or any of the Obligations, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by Pledgors against Secured Party in connection with this Agreement, the Collateral, the Security Interest or any of the Obligations shall be in a state court of general jurisdiction for the State of Minnesota or the United States District Court located in that state.

Section 9. Bankruptcy. Whether or not an event of default shall have occurred under the Loan or Loan Documents, upon the commencement of any proceedings under any bankruptcy law by or against Pledgors, then the Secured Party may declare the Pledgors in default under this Agreement and may enforce this Agreement and collect the entire Obligations from Pledgors upon the happening of such even regardless of whether amounts are due or accelerated under the Loan or other Loan Documents. For purposes of determining the Obligations under this provision notwithstanding any such bankruptcy proceeding, interest will be deemed to continue to accrue as though no such bankruptcy proceeding had been taken.

Section 10. Notice. No notice or other communication by Pledgors to Secured Party, which relates to any of the Obligations, the Security Interest or the Collateral, shall be effective until it is received by Secured Party at Secured Party’s address stated below. All notices to be given to Pledgors shall be deemed reasonable and properly given if delivered or mailed by regular or certified mail, postage prepaid, to Pledgors at their address set forth below or at the most recent address shown in Secured Party’s records.

Each notice to Secured Party shall be addressed as follows:

Venture Bank

Attn: Dion Muchow

2640 Eagan Woods Drive, Suite 100

Eagan, Minnesota 55121

Each notice to Pledgors shall be addressed as follows:

Famous Dave’s of America, Inc.

D&D of Minnesota, Inc.

Famous Dave’s Ribs of Maryland, Inc.

Famous Dave’s Ribs, Inc.

Famous Dave’s Ribs-U, Inc.

Lake & Hennepin BBQ & Blues, Inc.

12701 Whitewater Drive, Suite 200

Minnetonka, MN 55343

Attn: Chief Executive Officer

Phone No:         (952) 294-1300

Fax No.:            (        )

Section 11. Consent to Jurisdiction. Pledgors consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, the Collateral, the Security Interest or any of the Obligations, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by Pledgors against Secured Party in connection with this Agreement, the Collateral, the Security Interest or any of the Obligations shall be in a state court of general jurisdiction for the State of Minnesota or the United States District located in that state.

Section 12. WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY PARTY TO THIS AGREEMENT ARE INVOLVED DIRECTLY OR INDIRECTLY AND ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, AND WHETHER ARISING OR ASERTED BEFORE OR AFTER THE DATE OF THIS AGREEMENT.

Section 13. Miscellaneous. All terms in this Agreement that are defined in the Minnesota Uniform Commercial Code, as amended from time to time (the “UCC”) shall have the meanings set forth in the UCC, and such meanings shall automatically change at the time that any amendment to the UCC, which changes such meanings, shall become effective. A carbon, photographic or other reproduction of this Agreement is sufficient as a financing statement. No provision of this Agreement can be waived, amended, abridged, supplemented, terminated or discharged and the Security Interest cannot be released or terminated, except by a writing executed by Secured Party. A waiver shall be effective only in the specific instance and for the specific purpose given. No delay or failure to act shall preclude the exercise or enforcement of any of Secured Party’s rights or remedies. This Agreement shall bind and benefit Pledgors and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when executed by Pledgors and delivered to Secured Party, and Pledgors waive notice of Secured Party’s acceptance. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation, payment and performance of the Obligations. This Agreement and the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of Minnesota. Secured Party shall not be obligated to preserve any rights Pledgors may have against prior parties, to exercise at all or in any particular manner any voting rights which may be available with respect to any Collateral, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of the Collateral in any particular order of application.

(signature page follows)

IN WITNESS WHEREOF, Pledgors and Secured Party have executed this Pledge Agreement as of the date and year first written above.

PLEDGORS:

FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

D&D OF MINNESOTA, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation,

By:	/s/ John P. Beckman
John P. Beckman, its President

FAMOUS DAVE’S RIBS, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

signature page to Pledge Agreement

-re: Famous Dave’s loan

S-1

FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

LAKE & HENNEPIN BBQ & BLUES, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

signature page to Pledge Agreement

-re: Famous Dave’s loan

S-2

SECURED PARTY:

VENTURE BANK,

a Minnesota banking corporation

By:	/s/ Bryan Frandrup
Bryan Frandrup, its VP and Commercial Loan Officer

signature page to Pledge Agreement

-re: Famous Dave’s loan

S-3